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Exhibit 10.5

SECOND AMENDMENT TO EXECUTIVE CONSULTING AGREEMENT

        This AMENDMENT is made as of the 1st day of January, 2004, by and between NBTY, Inc. (the "Company") and RUDOLPH MANAGEMENT ASSOCIATES, INC., a Florida corporation ("RMA").

W I T N E S S E T H:

        WHEREAS, the Company and RMA entered into that certain Executive Consulting Agreement, dated as of January 1, 2002 (the "Agreement");

        WHEREAS, the Company and RMA entered into that certain First Amendment to the Agreement as of January 1, 2003 (the "First Amendment");

        WHEREAS, the term of the Agreement, as amended, expires on December 31, 2003 (the "Term");

        WHEREAS, the Compensation Committee of the Company (the "Committee") met on December 12, 2003, with all members of the Committee present to consider whether to extend the Term of the Agreement;

        WHEREAS, the Committee (with ARTHUR RUDOLPH recusing himself from the deliberation of, and decision on, this matter) decided to extend the Term of the Agreement; and

        WHEREAS, RMA and ARTHUR RUDOLPH desire to continue to make their respective services as an Executive Consultant available to the Company.

        NOW, THEREFORE, in consideration of the mutual promises hereafter contained and for other good and valuable consideration, the parties agree as follows:

        1.     Term.    Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "1.   Retention.    The Company hereby retains RMA to provide the services of ARTHUR RUDOLPH and ARTHUR RUDOLPH hereby accepts the engagement of Executive Consultant from January 1, 2004 through December 31, 2005 (the "Term")."

        2.     Consulting Fee.    Section 3(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "3.   Executive Consulting Compensation.

            (a)   During the Term of this Agreement, the Company shall pay to ARTHUR RUDOLPH, through RMA, a fee (a "Consulting Fee"), the amount of which shall be fixed by the Board of Directors of the Company, or by the Compensation Committee of such Board, from time to time during the Term; provided, that in no event shall the Consulting Fee be at a rate lower than Thirty Seven Thousand Five Hundred Dollars ($37,500) per month. Such Consulting Fee shall be paid to ARTHUR RUDOLPH on a monthly basis."

        3.     Continuity.    Except as otherwise expressly amended by this Amendment, the Agreement and the First Amendment shall continue in full force and effect.

        4.     Governing Law; Counterparts.    This Amendment shall be construed and enforced according to the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together constitute a single counterpart instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

RUDOLPH MANAGEMENT	NBTY, INC.
ASSOCIATES, INC.
By:	/s/ ARTHUR RUDOLPH Arthur Rudolph President	By:	/s/ HARVEY KAMIL Harvey Kamil President

Agreed and Consented:

/s/ ARTHUR RUDOLPH ARTHUR RUDOLPH, individually

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SECOND AMENDMENT TO EXECUTIVE CONSULTING AGREEMENT
W I T N E S S E T H